UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 7, 2016

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard
P.O. Box 391
Covington, Kentucky  41012-0391
Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Ashland Inc. (“Ashland”) held a Special Meeting of Shareholders (“Special Meeting”) on September 7, 2016. At the Special Meeting, a total of 52,293,330 shares of Common Stock, representing 84.21% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies. The final results for each of the matters submitted to a vote of shareholders at the Special Meeting are as follows:

Proposal 1: The proposal to approve an agreement and plan of merger to create a holding company structure for Ashland under a new holding company called “Ashland Global Holdings Inc.” (the “Reorganization Proposal”) was approved by the shareholders by the votes set forth in the table below (representing a majority of all the shares of common stock entitled to vote):

For	Against	Abstain
51,623,731	568,538	101,241

Proposal 2: The proposal to approve, if necessary, the adjournment of the special meeting to solicit additional proxies in favor of the Reorganization Proposal was approved by the shareholders by the votes set forth in the table below (representing a majority of the majority of the shares of common stock present or represented at the Special Meeting and entitled to vote thereat):

For	Against	Abstain
48,286,655	3,885,344	121,331

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.
(Registrant)

September 7, 2016	/s/ Peter J. Ganz
Peter J. Ganz
Senior Vice President, General Counsel and Secretary